                                                                    Exhibit 4(j)



                               November 12, 1997



The Chase Manhattan Bank
Global Chemicals and Related Industries
270 Park Avenue - 38th Floor
New York, NY  10017-2070

Attention:  Robert T. Sacks, Managing Director

Citibank, N.A.
399 Park Avenue, 4th Floor, Zone 16
New York, NY  10043

Attention:  Joronne J. Jeter, Vice President

Credit Suisse First Boston
New York Branch
11 Madison Avenue - 20th Floor
New York, NY  10010

Attention:  Lynn Allegaert

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY  10260-0060

Attention:  Martin R. Atkin, Managing Director

NationsBank, N.A.
Corporate Finance Group
767 Fifth Avenue
New York, NY  10153-0083

Attention:  George F. Van, Senior Vice President

Wachovia Bank, N.A.
152 West 57th Street, 37th Floor
New York, NY  10019

Attention:  John Paul Mathis, Vice President

                        Re:  Fourth Amendment
                             ----------------
Dear Sirs:

     We refer to the Credit Agreement, dated as of September 30, 1993, as amended through October 26, 1996 ("Credit Agreement"), among Olin Corporation ("Borrower"), The Chase Manhattan Bank, Citibank, N.A., Credit Suisse First Boston, Morgan Guaranty Trust Company of New York, NationsBank, N.A. and Wachovia Bank, N.A. Capitalized terms utilized but not defined herein have the meanings specified in the Credit Agreement.

     The following sets forth the agreement of the undersigned to amend the Credit Agreement:

1. Section 1.01 is amended by changing the definitions of "Applicable Margin", "Facility Fee Rate", "Reference Banks" and "Termination Date" therein to read respectively as follows:

    "Applicable Margin" means, as determined on the date the Adjusted CD Rate or Eurodollar Rate, as the case may be, is determined, when the Ratings are as set forth below, the rate per annum set forth below opposite such Ratings:

                                                  Applicable       Applicable
                                    Ratings        Eurodollar        C/D Rate
                              Moody's    S&P         Margin           Margin
                              -------    ---      -----------      -----------

     If the Borrower has
     a Moody's or S&P
     rating which is
     greater than or equal
     to any one of:           A3  or      A-           .12%            .245%

     If the Borrower has
     a Moody's or S&P
     rating which is equal
     to any one of:           Baal or     BBB+         .16%            .285%

                              Baa2 or     BBB          .20%            .325%

                              Baa3 or     BBB-         .25%            .375%

     Any other Rating lower than
     those set forth above                             .32%            .445%

     "Facility Fee Rate" means with respect to each day when the Ratings are as set forth below, the rate per annum set forth below opposite such Ratings:


                                    Ratings
                              Moody's      S&P          Facility Fee Rate
                              -------      ---          -----------------

     If the Borrower has
     a Moody's or S&P
     rating which is
     greater than or equal
     to any one of:             A3 or      A-                   .08%

     If the Borrower
     has a Moody's or
     S&P rating which
     is equal to any one of:    Baa1 or    BBB+                 .09%

                                Baa2 or    BBB                  .10%

                                Baa3 or    BBB-                 .12%

     Any other Rating lower than
     those set forth above                                      .18%

    "Reference Banks" means The Chase Manhattan Bank and Citibank, N.A.

    "Termination Date" means (i) October 15, 2002 or (ii) any date to which the Termination Date shall have been extended pursuant to Section 2.04(b); provided in each case of (i) and (ii), the earlier date on which the termination in whole of the Commitments occurs pursuant to Section 2.04(a) or 6.01.

2. The text contained in Section 5.02(d) is hereby deleted and replaced with "(d) [Intentionally Left Blank]".

3. The definition of "Pollution Control Financing" contained in Section 1.01 is hereby deleted. The following definition is inserted in appropriate alphabetical order into Section 1.01:

    "Tax-Exempt Financing" means a transaction with a governmental unit or
     --------------------
    instrumentality which involves (i) the issuance by such governmental unit or instrumentality to Persons other than the Borrower or a Subsidiary of bonds or other obligations on which the interest is exempt from Federal income taxes under Section 103 of the Internal Revenue Code and the proceeds of which are applied to finance or refinance the cost of acquisition of equipment or facilities of the Borrower or any of its subsidiaries, and (ii) participation in the transaction by the Borrower or a Subsidiary in any manner permitted by this Agreement.

    All other references in the Credit Agreement to "Pollution Control Financing" are hereby deleted and replaced with the words "Tax-Exempt Financing".

4. Section 5.02(c) of the Agreement shall be amended to read in its entirety as follows:

    (c) Mergers, Etc. (i) Merge or consolidate with or into any other Person (other than a Subsidiary) or (ii) convey, transfer, lease or otherwise dispose of, or permit a Subsidiary to convey, transfer, lease, or otherwise dispose of, (whether in one transaction or in a series of related transactions) all or substantially all of the property or assets of the Borrower and its Subsidiaries taken as a whole (whether now owned or hereafter acquired), directly or indirectly, to any Person, including through a merger or consolidation of a Subsidiary with an unaffiliated party, unless, in each case of (i) or (ii), (A) after giving effect to such proposed transaction, no Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist, (B) the surviving or acquiring entity is a corporation organized under the laws of one of the United States and (C) the surviving or acquiring corporation if other than the Borrower, expressly assumes the performance of all the obligations of the Borrower under this Agreement and the Notes.

5. Clause (ii) of Section 5.02(b) is hereby amended by replacing the reference therein to "Section 5.02(b)" with the words "Section 5.02(a)."

6. Section 7.02(e) is hereby amended by replacing the reference therein to "Federal Revenue Bank" with the words "Federal Reserve Bank."

7. Except as amended or waived hereby, the provisions of the Credit Agreement remain in full force and effect.

8. This fourth amendment shall become effective as of November 12, 1997 provided it is approved by the Banks as required by Section 8.01 of the Credit Agreement at any time.

9. This fourth amendment may be executed in any number of counterparts and each counterpart shall be deemed to be an original document.

    The Borrower confirms that the representations and warranties contained in
Section 4.01 of the Credit Agreement are correct as though made on and as of the date hereof (for this purpose the term "Agreement" as used in Section 4.01 shall mean the Credit Agreement as amended hereby).

    Kindly confirm by your signature below your agreement to the foregoing.

                                        BORROWER
                                        --------

                                        OLIN CORPORATION


                                        By  /s/Janet M. Pierpont
                                            ------------------------------------
                                            Title:  Vice President and Treasurer


Commitment                              BANKS
----------                              -----

$ 50,000,000                            CITIBANK, N.A.


                                        By:  /s/James N. Simpson
                                             ----------------------------------
                                             Name:  James N. Simpson
                                             Title:  Attorney-in-Fact
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                                       6

$ 20,000,000                            CREDIT SUISSE FIRST BOSTON


                                        By:  /s/Lynn Allegaert
                                             ----------------------------------
                                             Name:  Lynn Allegaert
                                             Title:  Vice President


                                        By:  /s/Daniel R. Wenger
                                             ----------------------------------
                                             Name:  Daniel R. Wenger
                                             Title:  Associate


$ 40,000,000                            MORGAN GUARANTY TRUST
                                           COMPANY OF NEW YORK


                                        By:  /s/Penelope J. B. Cox
                                             ----------------------------------
                                             Name:  Penelope J. B. Cox
                                             Title:  Vice President


$ 30,000,000                            NATIONSBANK, N.A.


                                        By:  /s/Eileen C. Higgins
                                             -----------------------------------
                                             Name:  Eileen C. Higgins
                                             Title:  Vice President


$ 70,000,000                            THE CHASE MANHATTAN BANK


                                        By:  /s/Robert T. Sacks
                                             ----------------------------------
                                             Name:  Robert T. Sacks
                                             Title:  Managing Director


$ 40,000,000                            WACHOVIA BANK, N.A.


                                        By:  /s/James McCreary
                                             ----------------------------------
                                             Name:  James F. McCreary
                                             Title:  Senior Vice President

$250,000,000                            Total of the Commitments
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                                       7

                                  Schedule 1



                                                              Eurodollar
                      Domestic Lending                         Lending
Name of Bank               Office         CD Lending Office     Office
------------          ----------------    -----------------   ----------

Wachovia Bank, N.A.  191 Peachtree St. NE         Same           Same
                     28th Floor
                     Atlanta, GA  30303



                     All Notices and A/B Advance Payments
                     ------------------------------------

                     Wachovia Bank, N.A.
                     152 West 57th Street
                     37th Floor
                     New York, NY  10019
                     Attention:  John Paul Mathis


                     Wire Instructions (A/B Advance Payments)
                     ----------------------------------------

                     Wachovia Bank, N.A.
                     191 Peachtree Street, NE
                     Atlanta, GA  30303

                     ABA# 061000010
                     FW Money Transfer Suspense
                     Account No. 18171498
                     Attention:  Complex Unit
                     Re:  Olin